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                           INVESTOR'S RIGHTS AGREEMENT
                                     between
                                CBS CORPORATION,
                                       and
                               HOLLYWOOD.COM, INC.








                              Dated January 3, 2000






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

                           INVESTOR'S RIGHTS AGREEMENT


                  This INVESTOR'S RIGHTS AGREEMENT ("Agreement") is entered into on this 3rd day of January 2000 by and between CBS Corporation, a Pennsylvania corporation ("CBS") and Hollywood.com, Inc., a Florida corporation (the "Company").

                                   WITNESSETH:

                  WHEREAS, the Company and CBS have entered into a Stock Purchase Agreement dated August 26, 1999 (the "Stock Purchase Agreement"), pursuant to which CBS has agreed to purchase shares of Common Stock (as hereinafter defined); and

                  WHEREAS, by this Agreement, the Company and CBS each desire to set forth certain rights of the parties with respect to the shares of Common Stock as set forth below.

                  NOW, THEREFORE, in consideration of the foregoing and of the mutual premises and the agreements and covenants contained herein, the parties, intending to be legally bound, hereby agree as follows:


                  Defined Terms. As used in this Agreement, the following terms shall have the following respective meanings:

                           (a) The term "Approved Transferees" means each of The
Times Mirror Company, Gannett Co., Inc., Mitchell Rubenstein and Laurie S. Silvers.

                           (b) "Beneficial owner", "beneficially owned" or
"beneficial ownership" have the respective meanings assigned to such terms in Rule 13d-3 under the Exchange Act.

                           (c) The term "CBS Percentage" means on the date of
determination for purposes of Section 2.4 of this Agreement, the percentage determined by dividing (i) the number of shares of Common Stock then held by CBS and its Permitted Transferees by (ii) the aggregate shares of Common Stock outstanding immediately prior to the event giving rise to the determination of the CBS Percentage in this Agreement; provided, however, that if the CBS Percentage has been reduced as a result of (i) an issuance of securities by the Company after the date hereof pursuant to clause (v) of the definition of New Securities for which CBS was not offered an opportunity to maintain its ownership percentage at the level existing before such issuance by the purchase of additional securities or (ii) an issuance of securities by the Company in an underwritten offering after the date hereof for which CBS was not permitted to maintain its ownership percentage at the level existing before such issuance by the purchase of additional securities as a result of the provisions of Section 2.4(d) hereof, then the CBS Percentage shall be what it otherwise would have been but for any such issuance. The CBS Percentage shall in no event exceed 29.8% prior to the exercise of the Warrant or 34.8% after the exercise of the Warrant in full.

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
                           (d) "Change-of-Control Transaction" means any
transaction, upon the consummation of which, any Person or "group" (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), of Persons (other than CBS, Mitchell Rubenstein, Laurie
S. Silvers, The Times Mirror Company, Gannett Co., Inc. or any of their respective affiliates) would own in excess of 50% of the outstanding Common Stock.

                           (e) The term "Closing Date" has the meaning specified
in the Stock Purchase Agreement.

                           (f) The term "Common Stock" means the common stock,
$0.01 par value per share, of the Company.

                           (g) The term "Derivative Securities" means any
options, warrants, rights, preferred stock or other securities that are convertible, exercisable or exchangeable into Common Stock or other capital stock of the Company that is entitled by its terms to vote generally in the election of directors of the Company.

                           (h) The terms "Holder" or "Holders" means CBS and any
of its Permitted Transferees.

                           (i) The term "Initiating Holder" means any Holder or
Holders of 25% or more of the aggregate Registrable Securities then outstanding.

                           (j) The term "New Securities" means any Common Stock
or Derivative Securities issued by the Company in either a private placement or a registered public offering, but excluding (i) any shares of Common Stock issuable upon the conversion, exercise or exchange of Derivative Securities of the Company issued and in effect as of the date of this Agreement; (ii) the issuance or sale by the Company of Common Stock or Derivative Securities to any directors, officers, employees, contractors, advisors or consultants of the Company or any of its subsidiaries provided such issuance or sale is pursuant to agreements or employee plans in the ordinary course of business of the Company consistent with past practice; (iii) shares of Common Stock issued in connection with any stock split, stock dividend, recombination or other recapitalization transaction in respect of the Common Stock; (iv) shares of Common Stock or Derivative Securities issued as collateral in connection with any equipment lease, real property lease, loan, credit line, guarantees of indebtedness or similar financing; (v) Common Stock or Derivative Securities issued in connection with or pursuant to any merger, acquisition, consolidation, amalgamation, business combination, reorganization, or reincorporation by or involving the Company or any of its subsidiaries; or (vi) Common Stock or Derivative Securities issued by the Company in any arms'-length transaction whose primary purpose is to provide carriage to the web sites operated by the Company in an amount not to exceed, in the aggregate, 4.99% of the aggregate shares of Common Stock outstanding.

                           (k) The terms "register," "registered" and
"registration" refer to a registration effected by the preparation and filing of a registration statement in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and the declaration or ordering of the effectiveness of such registration statement by the SEC.

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                           (l) The term "Registrable Securities" means (i) any
and all shares of Common Stock issued to CBS pursuant to the Stock Purchase Agreement; (ii) any and all shares of Common Stock issued to CBS or any "Permitted Transferee" (as defined in Section 2.3 hereof) pursuant to the Warrant; and (iii) any and all shares of Common Stock issued in respect of the securities referred to in (i) and (ii) as a result of a stock split, dividend, recapitalization or the like, which has not been sold to the public. As to any particular Registrable Securities, such securities shall cease to be such when
(i) a registration statement registering such securities under the Securities Act has been declared or ordered effective by the SEC and such securities have been sold or otherwise transferred by the holder thereof pursuant to and in accordance with the plan of distribution with respect to such securities disclosed in the prospectus (compliant with Rule 424(b) under the Securities
Act) forming part of such registration statement; (ii) such securities have been sold in accordance with the resale requirements of Rule 144 (or any successor rule or provision) adopted by the SEC under the Securities Act; (iii) such securities shall have been transferred, new certificates evidencing such securities without legends restricting further transfer shall have been delivered by the Company and subsequent public distribution of such securities shall neither require registration under the Securities Act nor qualification (or any similar filing) under any state securities or "blue sky" law then in effect; or (iv) such securities no longer shall be issued and outstanding.

                           (m) The term "Registration Expenses" means all
expenses incurred by the Company in complying with Sections 1.2 and 1.3 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, reasonable fees and disbursements of one counsel (or firm of counsel) for CBS, "blue sky" qualification fees and expenses, and the expenses of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company.)

                           (n) The term "SEC" means the Securities and Exchange
Commission.

                           (o) The term "Warrant" means that certain warrant of
even date herewith for the purchase of shares of Common Stock of the Company issued to and in the name of CBS.

1.       Registration Rights.

                  1.1.     Intentionally Omitted.

                  1.2.     Demand Registration.

                           (a) Request for Registration. If the Company shall
receive from any Initiating Holder a written request that the Company effect any registration, qualification or compliance with respect to Registrable Securities (a "Demand"), the Company will:

                                    (i) promptly give written notice ("Company
Notice") of the proposed registration, qualification or compliance to all other Holders; and

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                                    (ii) as soon as practicable, use its best
efforts to effect all such registrations, qualifications and compliances (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualifications under applicable "blue sky" or other state securities laws and appropriate compliance with exemptive regulations promulgated under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the public sale and distribution of all or such portion of such Initiating Holder's or Initiating Holders' Registrable Securities as are specified in such Demand, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such Demand as are specified in a written request given within 20 days after receipt of the Company Notice; provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this
Section 1.2:

                                            (A) at any time prior to (i) the
effective date of the registration statement in respect of the first underwritten registered public offering by the Company next following the date of this Agreement or (ii) one year after the date of this Agreement, whichever first occurs;

                                            (B) during the period commencing on
the 10th day next preceding the effective date of a registration statement filed with SEC pursuant to this Section 1.2 and ending on the 180th day next following such effective date;

                                            (C) during the period commencing on
the 60th day next preceding the Company's good faith estimate of the date of filing of, and ending on the 60th day next following the effective date of, a Company registration pursuant to Section 1.3 hereof, provided the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

                                            (D) in any particular jurisdiction
in which the Company would be required to qualify to do business or become subject to taxation or general service of process, unless the Company already is so subject to service in such jurisdiction; or

                                            (E) after the Company has effected
four (4) such registrations pursuant to this Section 1.2(a) and such registrations have been declared or ordered effective by the SEC.

                  Subject to the foregoing clauses (A) through (E), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable, but in no event later than 60 days after receipt of the request(s) of the Initiating Holder(s) therefor; provided, however, that if the Company shall furnish to such holders a certificate signed by its Chief Executive Officer or President stating that in the good faith judgment of the Board of Directors it would be detrimental to the Company and its stockholders for such registration statement to be filed at or about the date requested by the Initiating Holders and it is therefore necessary or commercially desirable to defer the filing of such registration statement, the Company shall have an additional period of not more than 120 days after the


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expiration of the initial 60-day period within which to file such registration statement; provided, however, that the Company shall not be entitled to utilize this right more than once in any 12-month period.

                           (b) Underwriting. If the Holders intend to distribute
the Registrable Securities covered by their request by means of an underwritten offering, they shall so advise the Company as part of their request made pursuant to this Section 1.2 and the Company shall include such information in the Company Notice. In such case, the underwriter shall be selected by the Company and shall be reasonably acceptable to a majority-in-interest of the Initiating Holders. The right of any Holder to registration pursuant to this
Section 1.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. The Company shall (together with all Holders proposing to distribute their securities by means of such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters. Notwithstanding any other provision of this Section 1.2, if the "Managing Underwriter" (as such term is used in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be offered or sold, the Initiating Holders shall so advise all Holders, and the number of shares of Registrable Securities that may be included in the underwritten registration shall be allocated among all Holders thereof in the proportion, as nearly as practicable, that the respective amounts of Registrable Securities held by each such Holder bears to the aggregate amount of Registrable Securities held by all such Holders. If any Holder of Registrable Securities disapproves of the terms of the underwriting, such Holder may elect to withdraw its Registrable Securities therefrom by written notice to the Company, the underwriter and the Initiating Holders. Any Registrable Securities which are excluded from the underwriting by reason of the Managing Underwriter's marketing limitation or withdrawn from such underwriting forthwith shall be withdrawn from such registration.

                           (c) Company Shares. If the Managing Underwriter has
not limited the number of Registrable Securities to be underwritten, the Company may include therein securities for its own account or for the account of others if the Managing Underwriter so agrees and if the number of Registrable Securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

                  1.3.     "Piggyback" Registration.

                           (a) Registration. If at any time or from time to
time, the Company shall determine to register shares of Common Stock for its own account or the account of any of its stockholders, other than a registration on Form S-1 or S-8 relating solely to employee stock option or purchase plans, or a registration on Form S-4, or a registration on any other form (other than Form S-1, S-2, S-3, SB-1 or SB-2, or their successor forms) or any successor to such forms, which does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, the Company will:

                                    (i) promptly give to each Holder written
notice thereof; and

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                                    (ii) include in such registration, and in
any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 20 days after receipt of such written notice from the Company, by any Holder, except as set forth in Section 1.3(b) below.

                           (b) Underwriting. If the registration as to which the
Company gives notice is in respect of a registered underwritten public offering the Company shall so advise the Holders as a part of the written notice given pursuant to Section 1.3(a)(i). In such event the right of any Holder to registration pursuant to this Section 1.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other stockholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. If the Managing Underwriter of an offering of securities effected pursuant to this Section 1.3 reasonably shall determine and advise the Company in writing that in its opinion the aggregate number of Registrable Securities requested to be included in the Company's registration statement creates a substantial risk that the proceeds or the price per share that the Company (or in the case of a registration which does not include any securities being offered or sold for the Company's own account, the person(s) for whose account the registration statement is filed) would receive pursuant to the offering would be materially reduced or that the success of the offering otherwise would be materially adversely affected, then the number of Registrable Securities to be included in the Company's registration statement for the account of the Holders thereof shall be reduced pro rata among such Holders to the aggregate amount deemed appropriate by such Managing Underwriter; provided, however, if securities are being offered for the account of other persons or entities as well as the Company, then with respect to the Registrable Securities intended to be included for the account of the Holder thereof, the proportion by which the number of Registrable Securities intended to be included by such Holders is reduced shall not exceed the proportion by which the number of securities intended to be registered by such other persons or entities is reduced. If any Holder disapproves of the terms of the underwriting, he may elect to withdraw therefrom by written notice to the Company and the Managing Underwriter. Any Registrable Securities excluded or withdrawn from such underwriting forthwith shall be withdrawn from such registration. No Holder shall have any right to participate in, and Section 1.3(a) shall not apply to, the first registered public offering involving an underwriting consummated by the Company after the date of this Agreement (the "Follow-on Offering"); provided that each such Holder shall have a right to participate in the Follow-on Offering, irrespective of the date of consummation thereof, if the Follow-on Offering is not consummated within one year from the date hereof, subject, however, in any case to approval of such participation by the Managing Underwriter therefor.

                  For any selling Holder which is a partnership or corporation, the partners, retired partners and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single selling Holder such that any pro rata reduction with respect to such selling Holder shall be based upon the aggregate amount of Registrable Securities owned by all entities and individuals included in such selling Holder.

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                           (c) Company shall have the right to withdraw any
"piggyback" registration for any reason upon reasonable notice to each Holder.

                  1.4. Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this Section 1, Registration Rights shall be borne by the Company, except as follows:

                           (a) The Company shall not be required to pay for
expenses of any registration pursuant to Section 1.2 , the request for which has been subsequently withdrawn by the Initiating Holders, in which case such expenses shall be borne by the Holders requesting such withdrawal unless, at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known by the Initiating Holders at the time of their request.

                           (b) The Company shall not be required to pay
underwriters' fees, discounts or commissions relating to Registrable Securities or any broker or dealer concessions or allowances relating to the distribution thereof.

                  1.5. Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Agreement, the Company will keep each Holder participating therein advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. Except as otherwise provided in
Section 1.4, at its expense the Company will:

                           (a) Prepare and file with the SEC a registration
statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to 180 days.

                           (b) Prepare and file with the SEC such amendments and
supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                           (c) Furnish to the Holders such numbers of copies of
a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                           (d) Use its best efforts to register and qualify the
securities covered by such registration statement under such other securities or "blue sky" laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or, except as required under the Securities Act, to file a general consent to service of process in any such states or jurisdictions.

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                           (e) Cause all such Registrable Securities registered
pursuant hereunder to be listed on each securities exchange or U.S. automated inter-dealer quotation system of a registered national securities association on which similar securities issued by the Company are then listed.

                  1.6.     Indemnification.

                           (a) The Company will indemnify and hold harmless each
Holder of Registrable Securities and each of its officers, directors and partners, and each person controlling such Holder, with respect to which such registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter of the Registrable Securities held by or issuable to such Holder, against all claims, losses, expenses, damages and liabilities (or actions in respect thereto) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus or registration statement (including any supplement or amendment thereto), or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, in light of the circumstances under which they were made) not misleading, or any violation or alleged violation by the Company of the Securities Act, the Exchange Act and any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law and relating to action or inaction legally required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, within a reasonable amount of time after incurred (not to exceed 45 days) for any reasonable legal and any other expenses incurred by them in connection with investigating, defending or settling any such claim, loss, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 1.6(a) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld); and provided further, that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by an instrument duly executed by such Holder, controlling person or underwriter specifically for use therein or upon such Holders failure to deliver a copy of a current prospectus (compliant with Section 10 of the Securities Act) or any amendment or supplement thereto (which does not contain any aforesaid misrepresentation or omissions) if the Company theretofore has furnished such Holder with a sufficient number of the copies of the same for delivery by the Holder in connection with the offer and sale of Registrable Securities.

                           (b) Each Holder will, if Registrable Securities held
by or issuable to such Holder are included in the securities as to which such registration, qualification or compliance is being effected pursuant to this Agreement, indemnify and hold harmless the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company within the meaning of the Securities Act, and each other such Holder, each of its officers, directors and
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partners and each person controlling such Holder, against all claims, losses, expenses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement or prospectus (including any supplement or amendment thereto) or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein (in case of any prospectus, in light of the circumstances under which they were made) not misleading, and will reimburse the Company, such Holders, such directors, officers, partners, persons or underwriters for any reasonable legal or any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement or prospectus (including any supplement or amendment thereto) in reliance upon and in conformity with written information furnished to the Company by the Holder in an instrument duly executed by such Holder specifically for use therein; provided, however, that the indemnity agreement contained in this Section 1.6(b) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld); and provided further, that the total amount for which any Holder shall be liable under this Section 1.6(b) shall not in any event exceed the aggregate proceeds received by such Holder from the sale of Registrable Securities held by such Holder in connection with the offering that gave rise to this indemnification obligation.

                           (c) Each party entitled to indemnification under this
Section 1.6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense; and provided further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder, unless such failure resulted in material prejudice to the Indemnifying Party; and provided further, that an Indemnified Party (together with all other Indemnified Parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel (or firm of counsel), with the fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

                           (d) If recovery is not available under the foregoing
indemnification provisions for any reason or reasons other than as specified therein, any person who otherwise


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would be entitled to indemnification by the terms thereof nevertheless shall be entitled to contribution with respect to any losses with respect to which such person would be entitled to such indemnification but for such reason or reasons. In determining the amount of contribution to which the respective persons are entitled, there shall be considered the persons' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and other equitable considerations appropriate under the circumstances. It is hereby agreed that it would not necessarily be equitable if the amount of such contribution were determined by pro rata or per capita allocation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was found guilty of such fraudulent misrepresentation. Notwithstanding the foregoing, no Holder of Registrable Securities shall be required to make a contribution in excess of the aggregate proceeds received by such Holder from the sale of Registrable Securities held by such Holder in connection with the offering that gave rise to the contribution obligation.

                           (e) The obligations of the Company and Holders under
this Section 1.6 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

                  1.7. Information by Holder. Any Holder or Holders of Registrable Securities included in any registration shall promptly furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to herein.

                  1.8. Rule 144 Reporting. From and after such time as the Holders are eligible under Rule 144 to effect resales of Registrable Securities held by them, the Company hereby agrees to file with the SEC all periodic and other reports required to be so filed by it under the Securities Act and the Exchange Act and the rules and regulations thereunder (or, if the Company is not then required to file such reports, it shall, as promptly as reasonably practicable after the written request of any Holder of Registrable Securities therefore, make publicly available the requisite "Rule 15c2-11 information" in respect of the Company so long as and solely to the extent necessary to permit resales of Registrable Securities pursuant to Rule 144), and it shall take such further reasonable action, to the extent required from time to time, to enable such Holder to resell Registrable Securities without registration under the Securities Act. Upon the reasonable request of any Holder of Registrable Securities, the Company shall as promptly as reasonably practicable deliver to such Holder a written statement as to whether it has complied with the foregoing information and filing requirements.

                  1.9. "Market Stand-Off" Agreement. Each Holder hereby agrees that, during the period (not to exceed 180 days with respect to the Follow-on Offering, provided the Follow-on Offering is consummated within one year from the date hereof, and 90 days with respect to every other registration) specified by the Company and an underwriter of Common Stock or other securities of the Company following the effective date of a registration statement of the Company filed under the Securities Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without

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limitation, any short sale), grant any option to purchase, pledge or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except securities included in such registration; provided, however, that such agreement shall not be required unless all officers and key employees of the Company enter into similar agreements.

                  In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to any securities of the Company held by any Holder (and the shares of securities of every other person subject to the foregoing restriction) until the end of such period.

2.       Right of First Refusal.

                  2.1. Restrictions on Transfer. No Holder may effect any sale, exchange, transfer, assignment, gift, pledge, encumbrance, hypothecation or alienation of any shares of any series or class of capital stock of the Company (the "Stock") or any direct or indirect interest in or right to such shares, now held by or hereafter acquired by such stockholder, whether voluntarily or involuntarily or by operation of law (hereinafter collectively referred to as a "Transfer"), for a period of one year after the date hereof, except to a Permitted Transferee.

                  2.2. Right of First Refusal. Until the seventh anniversary of the date hereof, if a Holder of Stock (an "Offering Stockholder") desires to Transfer any or all of the shares of Stock then owned by such Offering Stockholder (the "Transfer Stock") to any person other than a Permitted Transferee of such Holder or in any manner other than in a bona fide public distribution pursuant to an effective registration statement under the Securities Act, such Offering Stockholder shall give written notice (the "Offer Notice") to the Company of the terms and conditions of the proposed sale, and the Company shall have the right and option (but not the obligation) to purchase the Transfer Stock at the price and upon the other terms and conditions set forth in the Offer Notice. The right of first refusal provided for herein shall be exercisable by the Company upon delivery of written notice (the "Purchase Notice") to the Offering Stockholder not more than 10 business days after receipt by the Company of the Offer Notice (the "Exercise Period"). If the Company exercises its right of first refusal hereunder, consummation of the purchase of the Transfer Stock pursuant thereto shall occur on such date as the Company and the Offering Stockholder mutually shall agree, but in no event later than 10 business days next following the date on which the Company shall have delivered the Purchase Notice to the Offering Stockholder; subject to extension of such 10-day period as necessary to comply with applicable securities and other laws and regulations. Upon exercise of the foregoing right of first refusal, the Company and the Offering Stockholder shall be contractually obligated to consummate the purchase contemplated thereby and shall use their reasonable best efforts to obtain all requisite consents and approvals in connection therewith. If the Company declines to purchase the Transfer Stock as provided in this Section 2.2, the Offering Stockholder thereafter shall have the right for a period of 120 days next following the expiration of the Exercise Period (the "Open Sale Period") to transfer all or any portion of the Transfer Stock subject to the Transfer Offer, free and clear of the restrictions and limitations of this Section 2.2, in one or a series of bona fide transactions; provided, however, that such transfer may only be effected pursuant to general terms and conditions (including price) not more beneficial to the Offering

Stockholder than those contained in the Offer Notice. If any Transfer Stock is not sold or transferred pursuant to the provisions of this Section 2.2 prior to the expiration of the Open Sale Period, such Transfer Stock again shall become subject to the provisions and restrictions hereof. The Company may assign its rights under this Section 2.2 to Approved Transferees who shall be entitled to deliver the Purchase Notice and purchase the Transfer Stock in accordance with the identical terms of this Section 2.2.

                  Notwithstanding any of the foregoing, the provisions of this
Section 2.2 no longer shall be of any force or effect (a) at such time as Mitchell Rubenstein and Laurie S. Silvers shall have sold 60% or more of the Common Stock beneficially owned by them on the date hereof; provided, however, that Transfers of Common Stock by them to family members, to charitable organizations or to trusts for estate planning purposes shall not constitute Transfers for purposes of this paragraph; or (b) if at any time after the second anniversary of this agreement, 15% or less of the Common Stock is beneficially owned by CBS and its Permitted Transferees. The terms of clause (b) in the preceding sentence shall not be applicable if CBS and its Permitted Transferees beneficially own 15% or less of the Common Stock as a result of Transfers by CBS or its Permitted Transferees of at least 50% of the Common Stock acquired by CBS or its assignees pursuant to the Stock Purchase Agreement and the Warrant.

                  2.3. Permitted Transferees. "Permitted Transferee" shall mean any subsidiary of CBS that owns interests in multiple Internet businesses and which agrees to be bound by the terms and subject to the conditions of this Agreement. All Stock transferred to a Permitted Transferee shall continue to constitute and remain "Stock" hereunder and each such transferee shall be treated as a Holder for all purposes of this Agreement. The prohibitions and restrictions contained in Section 2.1 and 2.2 hereof shall not apply to transfer to any Permitted Transferees.

                  Notwithstanding the foregoing, any attempt by CBS to transfer Stock in violation of this Section 2, whether voluntary or involuntary, shall be null and void, and the Company neither shall effect such a transfer nor treat any purported transferee as a Holder in respect of any shares intended to be transferred.

2.4.     Preemptive Rights.

                           (a) Until the seventh anniversary of the date hereof
and subject to the terms and conditions specified in this Section 2.4, CBS shall have the right to purchase the CBS Percentage of all (or any portion of) New Securities that the Company may from time to time issue.

                           (b) If the Company proposes to issue New Securities,
it shall give CBS written notice of its intention to do so (the "Notice"), describing the type of New Securities and the price and the terms upon which the Company proposes to issue such New Securities. CBS shall have five business days from the date of delivery of any such Notice to agree in writing to purchase for cash up to the CBS Percentage of such New Securities for the price and upon the terms specified in the Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased (not to exceed the CBS Percentage).

                           (c) If CBS fails to exercise such right to purchase
within such five business day period, then the Company shall have 120 days thereafter to sell the New Securities specified in the Notice, at a price and upon general terms not more favorable to the purchaser thereof than specified in the Notice.

                           (d) Notwithstanding any other provision of this
Section 2.4, if an issuance of New Securities by the Company is by means of an underwritten offering, and the managing underwriter advises the Company in writing that marketing or other factors require a limitation on the number of shares to be acquired by CBS in such offering, then the Company shall so advise CBS, and CBS's right to acquire New Securities in such offering shall be so limited.

                  2.5. Assignment of TMC's Rights of First Refusal. Until the seventh anniversary of the date hereof and with respect to the right of first refusal in favor of the Company heretofore granted by The Times Mirror Company ("TMC") to the Company as set forth in Section 4 of that certain Shareholder Agreement (the "TMC Shareholder Agreement") dated as of January 10, 1999 (the "TMC Right of First Refusal"), in the case of any proposed sale or transfer by TMC of shares of Common Stock, the Company shall in a timely fashion (and consistent with the TMC Right of First Refusal) determine whether to exercise such right. If the Company either declines to exercise such right or elects to exercise such right for less than all of TMC's shares of Common Stock, the Company promptly shall so notify CBS and thereupon assign to CBS the TMC Right of First Refusal and provide to CBS all such information reasonably requested by CBS in connection therewith. Thereafter (but nevertheless in a timely fashion in accordance with all notice and time periods required by the TMC Right of First Refusal), CBS may elect (subject to the restrictions in Section 3.1(i) hereof) to purchase all or any portion of TMC's shares of Common Stock upon the identical terms and conditions as specified in the TMC Shareholder Agreement.

                  2.6. Legends. Each certificate representing shares of Common Stock will be endorsed with the following legends:

                           (a) THE SECURITIES REPRESENTED BY THIS CERTIFICATE
HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND ARE "RESTRICTED SECURITIES" WITHIN THE MEANING OF RULE 144 UNDER THE ACT. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED, EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (ii) IN COMPLIANCE WITH THE RESALE LIMITATIONS OF RULE 144 UNDER THE ACT, OR (iii) PURSUANT TO AN APPLICABLE EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUBJECT TO AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED AS TO SAID SALE, OFFER OR TRANSFER.

                  THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO AN AGREEMENT BETWEEN THE COMPANY AND THE HOLDER DATED AS OF AUGUST 26, 1999, THAT RESTRICTS THE SALE, ASSIGNMENT AND TRANSFER OF THE

SECURITIES REPRESENTED HEREBY. A COPY OF SUCH AGREEMENT IS AVAILABLE, WITHOUT CHARGE, FROM THE SECRETARY OF THE COMPANY.

                           (b) Other Legends. Any other legends required by
applicable state securities or "blue-sky" laws.

                           (c) The Company need not register a transfer of
legended shares of Common Stock and may also instruct its transfer agent not to register the transfer of the shares of Common Stock, unless the conditions specified in each of the foregoing legends are satisfied.

                  2.7. Removal of Legend and Transfer Restrictions. Any legend endorsed on a certificate pursuant to subsection 2.7(a) and/or 2.7(b) and the "stop transfer" instructions with respect to such legended securities shall be removed, and the Company shall issue a certificate without such legend to the holder of such securities if (a) such securities are registered and sold pursuant to an effective registration statement under the Securities Act and a prospectus meeting the requirements of Section 10 of the Securities Act is available and delivered in connection with such sale or (b) if the Holder satisfies the requirements of Rule 144(k) and, where reasonably deemed necessary by the Company, if the Company is provided with an opinion of counsel (reasonably satisfactory to the Company), to the effect that the Holder meets the requirements of Rule 144(k) and a public sale, transfer or assignment of such Securities may be made without registration under the Securities Act.

3.       Other Covenants.

                  3.1. Standstill. Until the seventh anniversary of the date hereof, CBS agrees (and shall cause its Permitted Transferees to agree) that except as specifically permitted or contemplated by this Agreement or the Stock Purchase Agreement, CBS and its Permitted Transferees and each of their respective Affiliates shall not, directly or indirectly, in one or in a series of related transactions (and whether acting alone or together in concert with others):

                           (i) acquire, or offer or agree, attempt, seek or
propose to acquire, directly or indirectly, any equity securities, voting debt securities or property of the Company or any of its successors or subsidiaries (or any direct or indirect beneficial ownership rights, options or interests therein), if, after giving effect thereto, CBS and its affiliates beneficially own (as defined in Rule 13d-3 under the Exchange Act) in excess of 34.8% of the outstanding Common Stock;

                           (ii) solicit proxies or consents or become a
"participant" in a "solicitation" (as such terms are defined or used in Regulation 14A under the Exchange Act), of proxies or consents with respect to any securities of the Company (or any of its successors or subsidiaries) or initiate, encourage, entice or induce the submission of any stockholder proposal or "election contest" (as such term is defined or used in Rule 14a-11 under the Exchange Act) with respect to the Company (or any of its successors or subsidiaries) or, directly or indirectly, act to facilitate, encourage, or induce others to take any such action;

                           (iii) take any action for the purpose of convening a
meeting of the stockholders the Company (or any of its successors or subsidiaries) or initiate any process to solicit or obtain consents of stockholders in lieu of a meeting or, directly or indirectly, act to facilitate, encourage, or induce others to take such action;

                           (iv) except as may be required by applicable laws,
rules or regulations, make any public announcement or disclosure in respect of any plan, commitment, contract, arrangement or understanding relating to any acquisition of capital stock of the Company or a merger, business combination, sale of assets, liquidation, restructuring, recapitalization or other extraordinary corporate transaction relating to the Company or any of its successors or subsidiaries;

                           (v) deposit capital stock of the Company into a
voting trust or subject capital stock of the Company to voting agreements, or grant to or constitute any Persons(s) with any proxy or power-of-attorney with respect to any capital stock of the Company to any person not designated by the Company who is not an officer, director or employee of CBS or a Permitted Transferee;

                           (vi) form, join or in any way participate in a
"group" (within the meaning of Section 13(d)(3) of the Exchange Act) for the purpose of acquiring, holding, voting or disposing of securities of the Company or any of its successors or subsidiaries or otherwise with respect to the Company or taking any other actions restricted or prohibited under any clause of this Section 3.1;

                           (vii) disclose publicly any intention, plan or
arrangement inconsistent with the foregoing or the other provisions of this Agreement relating to any capital stock of the Company; or

                           (viii) enter into any discussions, negotiations,
arrangements or understandings with any third party with a view to, or advising, aiding, abetting, soliciting, inducing or encouraging, any action prohibited by any of the foregoing.

                  Notwithstanding the foregoing, if the Company's Board of Directors approves and/or recommends to its stockholders for approval any Change-in-Control Transaction, then the restrictions contained in this Section
3.1 shall not apply to CBS during the pendency of any such approved or recommended Change-in-Control Transaction and said restrictions shall cease to be of any further force or effect upon the consummation of any such approved or recommended Change-in-Control Transaction.

                  3.2.     Voting by CBS and its Affiliates.

                           (a) Until the seventh anniversary of the date hereof,
notwithstanding the number of shares of Common Stock owned by CBS and its Affiliates, CBS shall only have the discretionary right to vote up to 34.8% of the outstanding shares of the Common Stock at any meeting of the shareholders of the Company or otherwise at any time that a vote of the shareholders of the Company is taken (by written consent or otherwise). CBS and its Affiliates shall vote all shares of Common Stock beneficially owned by them in excess of 34.8% of the outstanding shares of the Common Stock in the same proportion as all other shareholders (other than CBS and its Affiliates) of the Company vote on any matter.

                           (b) Until the seventh anniversary of the date hereof,
CBS and its Affiliates, as holders of Common Stock, shall be present, in person or by proxy, at all meetings of shareholders of the Company so that all shares of Common Stock directly or indirectly owned by them may be counted for the purpose of determining the presence of a quorum at any such meeting.

                  3.3. Financial Information. Until such time as the CBS Percentage is equal to or less than 10%, beginning with the first full monthly period after the date hereof, the Company shall provide CBS with unaudited monthly, quarterly, and annual financial information, as appropriate, consisting of summarized financial information as described in SEC Regulation S-X, each prepared in accordance with generally accepted accounting principles in the U.S. ("GAAP") within 30 days following each period end. The Company will promptly notify CBS of any adjustment made to this financial information. In addition, the Company shall provide CBS with annual audited financial statements prepared in accordance with GAAP, together with an audit opinion from a "Big 5" public accounting firm no later than 90 days following period end.

                  Until such time as the CBS Percentage is equal to or less than 10%, if CBS or any of its Affiliates notifies the Company that it is required to include summarized Company financial information in its consolidated financial statements, then the Company shall provide CBS or the affiliate with (a) audited annual financial statements of the Company prepared in accordance with GAAP and applicable SEC regulations within 75 days following period end; and (b) reviewed (by a "Big 5" public accounting firm) quarterly financial statements within 40 days following period end.

                  Until such time as the CBS Percentage is equal to or less than 10%, if CBS or any of its Affiliates notifies the Company that it has determined that the Company constitutes an unconsolidated subsidiary qualifying as a "significant subsidiary" (as defined by SEC Regulation S-X) at the 20% level, then the Company shall provide to CBS or the Affiliate (w) draft audited annual financial statements within 50 days following period end, (x) audited annual financial statements within 75 days following period end; (y) reviewed (by a "Big 5" public accounting firm) quarterly financial statements within 35 days following period end; and (z) final quarterly financial statements within 40 days following period end in accordance with the requirements of Form 10-QSB promulgated by the SEC.

4.       General.

                  4.1. Amendments. Any amendment or modification to this Agreement or the rights of either party must be by the written agreement of the parties hereto.

                  4.2. Governing Law. This Agreement shall be governed in all respects by the laws of the State of New York as such laws are applied to agreements between New York residents entered into and to be performed entirely within New York.

                  4.3. Successors and Assigns. Nothing in this Agreement, express or implied, is intended to confer on any party other than the signatories hereto any rights, remedies, obligations or liabilities under of by reason of this Agreement. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

                  4.4. Entire Agreement. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and this Agreement shall supersede and cancel all prior agreements between the parties hereto with regard to the subject matter hereof.

                  4.5. Severability. If any provision of this Agreement, or the application thereof, is for any reason and to any extent determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances will be interpreted so as best to reasonably effect the intent of the parties hereto. The parties agree to use their best efforts to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision which will achieve, to the extent greatest possible, the economic, business and other purposes of the void or unenforceable provision.

                  4.6. Notices, etc. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and shall be deemed given when so delivered by hand, or if mailed, three days after mailing (one business day in the case of express mail or overnight courier service), as follows:

                             if to CBS, to:

                                      CBS Corporation
                                      51 West 52nd Street
                                      New York, NY  10019
                                      Attention:    Fredric G. Reynolds, Executive Vice President and Chief
                                                    Financial Officer

                             with a copy to:

                                      CBS Corporation
                                      51 West 52nd Street
                                      New York, NY  10019
                                      Attention:    Louis J. Briskman, Executive Vice President and
                                                    General Counsel

                                       18

                             if to the Company, to:

                                      Hollywood.com, Inc.
                                      2255 Glades Road, Suite 237 W
                                      Boca Raton, FL  33431-7383

                                      Attention:    Mitchell Rubenstein, Chief Executive Officer

                             with a copy to:

                                      Hollywood.com, Inc.
                                      2255 Glades Road, Suite 237 W
                                      Boca Raton, FL  33431-7383

                                      Attention:  W. Robert Shearer, General Counsel

                             with a copy (which shall not constitute notice pursuant to this Section 4.6) to:

                                      Greenberg Traurig
                                      MetLife Building, 15th Floor
                                      200 Park Avenue
                                      New York, NY  10166
                                      Attention:    Clifford E. Neimeth, Esq.

                  4.7. Titles and Subtitles The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

                  4.8. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties hereby have executed this Agreement on the date first above written.


                                            CBS CORPORATION


                                            By: /s/ Fredric G. Reynolds
                                            ---------------------------
                                                  Fredric G. Reynolds
                                                  Executive Vice President and
                                                  Chief Financial Officer

                                            HOLLYWOOD.COM, INC.


                                            By: /s/ W. Robert Shearer
                                            -------------------------
                                            W. Robert Shearer
                                            Senior Vice President
                                                   and General Counsel



                                       20